Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 31, 2021 relating to the financial statements of Kimball International, Inc. and the effectiveness of Kimball International, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Kimball International, Inc. for the year ended June 30, 2021.

/s/ Deloitte & Touche LLP
Indianapolis, Indiana
November 11, 2021